Exhibit 21.1

SUBSIDIARIES OF IGNITE RESTAURANT GROUP, INC.

BHTT Entertainment, Inc.	TX
BHTT Private Club-Plano TX, Inc.	TX
Brick House Development, LLC	DE
Crab Addison, Inc.	TX
Ignite Family Fund	TX
Ignite Restaurants-New Jersey, Inc.	NJ
Ignite Restaurant Group-RSC LLC	DE
JCS Development, LLC	DE
JCS Monmouth Mall-NJ, LLC	DE
Joe’s Crab Shack-Abingdon MD, Inc.	MD
Joe’s Crab Shack-Alabama Private Club, Inc.	AL
Joe’s Crab Shack-Anne Arundel MD, Inc.	MD
Joe’s Crab Shack-Hunt Valley MD, Inc.	MD
Joe’s Crab Shack-Kansas, Inc.	KS
Joe’s Crab Shack-Maryland, Inc.	MD
Joe’s Crab Shack-Redondo Beach, Inc.	CA
Joe’s Crab Shack-San Diego Inc.	CA
Mac Acquisition IP, LLC	DE
Mac Acquisition of Anne Arundel County, LLC	MD
Mac Acquisition of Baltimore County, LLC	MD
Mac Acquisition of Frederick County, LLC	MD
Mac Acquisition of Howard County, LLC	MD
Mac Acquisition of Kansas, LLC	KS
Mac Acquisition of Montgomery County, LLC	MD
Mac Acquisition of New Jersey, LLC	NJ
Mac Acquisition, LLC	DE
Mac Holding, LLC	DE
Mac Management Blocker, LLC	DE
Mac Parent, LLC	DE
RMG Development, LLC	DE